Exhibit 99.1

WASTE CONNECTIONS REPORTS FOURTH QUARTER 2022 RESULTS AND PROVIDES 2023 OUTLOOK

Fourth Quarter Highlights

-	Price-led organic growth and acquisition activity drive Q4 results above expectations and provide higher entry point into 2023
-	Revenue of $1.869 billion, net income(a) of $194.4 million, and adjusted EBITDA(b) of $563.6 million, or 30.2% of revenue, above expectations
-	Net income and adjusted net income(b) of $0.75 and $0.89 per share, respectively

Full Year 2022 Highlights

-	Revenue of $7.212 billion, up 17.2%
-	Net income of $835.7 million, or $3.24 per share, and adjusted net income(b) of $985.3 million, or $3.82 per share, up 18.3%
-	Adjusted EBITDA(b) of $2.221 billion, up 15.7%, and 30.8% of revenue, up 10 basis points year over year, excluding acquisitions
-	Net cash provided by operating activities of $2.022 billion, up 19.1%, and adjusted free cash flow(b) of $1.165 billion, up 15.4%
-	Completes acquisitions with approximately $640 million of total annualized revenue in 2022

Expectations for 2023

-	Strong pricing and acquisition growth to drive both double-digit percentage increase in revenue, and adjusted EBITDA* margin expansion
-	Revenue of approximately $8.05 billion, up 11.6%
-	Net income of approximately $961 million and adjusted EBITDA(b) of approximately $2.50 billion, or about 31.1% of revenue
-	Additional acquisitions, increases in recycled commodities and renewable fuels values, or reduction of inflationary pressures to provide upside to 2023 outlook

TORONTO, ONTARIO, February 15, 2023 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the fourth quarter of 2022 and outlook for 2023.

“Q4 topped off an extraordinary year for Waste Connections, highlighted by continuing outperformance during the period and providing a higher entry point and enhanced visibility for 2023.  Strong operational execution and over 10% solid waste pricing, along with acquisitions closed during the period, once again provided for better than expected results.  We more than offset inflationary pressures and commodity-related headwinds to expand adjusted EBITDA* margin by 30 basis points, excluding the margin dilutive impact of acquisitions completed since the year-ago period,” said Worthing F. Jackman, President and Chief Executive Officer.

“Looking at the full year, double-digit percentage growth in both revenue and adjusted EBITDA, along with adjusted EBITDA margin expansion excluding the impact of acquisitions, continued to differentiate our results.  We overcame elevated wage, fuel and inflationary pressures, and a 70% drop in recycled commodity values in the second half of the year, with an acceleration in pricing during the year providing momentum for higher core pricing in 2023.  Moreover, we reported full year 2022 adjusted free cash flow of $1.165 billion or 16.2% of revenue, while navigating continuing uncertainties regarding timing of manufacturer fleet deliveries and related payments,” continued Mr. Jackman.  “2022 acquisition activity also outpaced expectations for a total of approximately

$640 million in acquired annualized revenues, which, along with activity year to date, already provides acquisition contribution of  5% in 2023, with additional dialogue ongoing.”

Mr. Jackman concluded, “Our 2022 results are a testament to the culture of accountability that has been integral to Waste Connections’ twenty-five year history of outperformance and value creation.  The tireless efforts of our over 22,000 dedicated employees have positioned us for double-digit revenue growth and additional adjusted EBITDA margin expansion in 2023 in spite of an expected 100 basis points margin headwind at current recovered commodity values, with upside from any improvement in these values or inflationary pressures, as well as any additional acquisition activity.”

Q4 2022 Results

Revenue in the fourth quarter totaled $1.869 billion, up from $1.624 billion in the year ago period.  Operating income was $312.0 million, which included $4.7 million primarily in transaction-related expenses.  This compares to operating income of $249.3 million in the fourth quarter of 2021, which included $28.4 million primarily related to impairments and other transaction-related expenses.  Net income in the fourth quarter was $194.4 million, or $0.75 per share on a diluted basis of 258.0 million shares.  In the year ago period, the Company reported net income of $166.3 million, or $0.64 per share on a diluted basis of 261.3 million shares.

Adjusted net income(b) in the fourth quarter was $229.8 million, or $0.89 per diluted share, up from $217.1 million, or $0.83 per diluted share, in the prior year period.  Adjusted EBITDA(b) in the fourth quarter was $563.6 million, as compared to $495.4 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and transaction-related items, as reflected in the detailed reconciliations in the attached tables.

Full Year 2022 Results

For the year ended December 31, 2022, revenue was $7.212 billion, up from $6.151 billion in the year ago period.  Operating income, which included $43.2 million primarily attributable to transaction-related expenses and impairments and other operating items, was $1.242 billion, as compared to operating income of $1.040 billion in 2021, which included $52.0 million in impairments and other operating items, fair value changes in equity awards and transaction-related expenses.

Net income for the year ended December 31, 2022 was $835.7 million, or $3.24 per share on a diluted basis of 258.0 million shares, including a $16.4 million net of tax benefit, or $0.06 per share, primarily as a result of the impact from changes in foreign currency exchange rates on certain debt.  In the year ago period, the Company reported net income of $618.0 million, or $2.36 per share on a diluted basis of 261.7 million shares.

Adjusted net income(b) for the year ended December 31, 2022 was $985.3 million, or $3.82 per diluted share, as compared to $846.6 million, or $3.23 per diluted share, in the year ago period. Adjusted EBITDA(b) for the year ended December 31, 2022 was $2.221 billion, up from $1.919 billion in the prior year period.

2023 Outlook

Waste Connections also announced its outlook for 2023, which assumes no change in the current economic environment.  The Company’s outlook excludes any impact from additional acquisitions that may close during the year, and expensing of transaction-related items.  The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2023 are subject to quarterly fluctuations.  See reconciliations in the attached tables.

-	Revenue is estimated at approximately $8.050 billion;
-	Net income is estimated at approximately $961 million;
-	Adjusted EBITDA(b) is estimated at approximately $2.500 billion, or about 31.1% of revenue;
-	Net cash provided by operating activities is estimated at approximately $2.120 billion;
-	Capital expenditures are estimated at $925 million, including $50 million in delayed fleet deliveries from the prior year; proceeds from disposal of assets are estimated at $30 million; and
-	Adjusted free cash flow(b) is estimated at $1.225 billion.

----------------------------------------------------------------------------------------------------------------------------------------------------

(a) All references to "Net income" refer to the financial statement line item "Net income attributable to Waste Connections".

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Q4 2022 Earnings Conference Call

Waste Connections will be hosting a conference call related to fourth quarter earnings on February 16th at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting “News & Events” from the website menu. Alternatively, conference call participants can preregister by clicking here.  Registered participants will receive dial-in instructions and a personalized code for entry to the conference call.  A replay of the conference call will be available until February 23, 2023, by calling 877-344-7529 (within North America) or 412-317-0088 (international) and entering Passcode #1793448.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on February 16th, providing the Company's first quarter 2023 outlook for revenue, price plus volume growth for solid waste, and adjusted EBITDA(b).

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, along with resource recovery primarily through recycling and renewable fuels generation.  The Company serves more than eight million residential, commercial and industrial customers in mostly exclusive and secondary markets across 43 states in the U.S. and six provinces in Canada.  Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S., as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.  For more information, visit Waste Connections at wasteconnections.com.

Environmental, Social and Governance

Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation.  In 2020, the Company introduced long-term, aspirational ESG targets and committed over $500 million for investments to meet or exceed such sustainability targets. These investments primarily focus on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement.  The Company’s 2022 Sustainability Report provides progress updates on its targets and investments towards their achievement, and introduces new emissions reduction targets.  For more information, visit wasteconnections.com/sustainability.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2023 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253 Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND TWELVE months ended DECEMBER 31, 2021 and 2022

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

		Three months ended December 31,						Twelve months ended December 31,
		2021			2022			2021			2022

Revenues			$1,624,319			$1,869,302			$6,151,361			$7,211,859
Operating expenses:
Cost of operations			980,865			1,137,973			3,654,074			4,336,012
Selling, general and administrative			157,452			177,763			612,337			696,467
Depreciation			175,142			201,111			673,730			763,285
Amortization of intangibles			39,042			41,719			139,279			155,675
Impairments and other operating items			22,497			(1,237)			32,316			18,230
Operating income			249,321			311,973			1,039,625			1,242,190

Interest expense			(38,625)			(64,766)			(162,796)			(202,331)
Interest income			573			3,376			2,916			5,950
Other income, net			833			781			6,285			3,154
Loss on early extinguishment of debt			-			-			(115,288)			-
Income before income tax provision			212,102			251,364			770,742			1,048,963

Income tax provision			(45,675)			(57,063)			(152,253)			(212,962)
Net income			166,427			194,301			618,489			836,001
Plus/(less): Net loss (income) attributable to noncontrolling interests			(117)			51			(442)			(339)
Net income attributable to Waste Connections			$166,310			$194,352			$618,047			$835,662

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic			$0.64			$0.76			$2.37			$3.25

Diluted			$0.64			$0.75			$2.36			$3.24

Shares used in the per share calculations:
Basic			260,547,806			257,219,843			261,166,723			257,383,578
Diluted			261,258,425			257,974,749			261,728,470			258,038,801

Cash dividends per common share			$0.23			$0.255			$0.845			$0.945

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2021	December 31, 2022
ASSETS
Current assets:
Cash and equivalents	$147,441	$78,637
Accounts receivable, net of allowance for credit losses of $18,480 and $22,939 at December 31, 2021 and 2022, respectively	709,614	833,862
Prepaid expenses and other current assets	175,722	205,146
Total current assets	1,032,777	1,117,645
Restricted cash	72,174	102,727
Restricted investments	59,014	68,099
Property and equipment, net	5,721,949	6,950,915
Operating lease right-of-use assets	160,567	192,506
Goodwill	6,187,643	6,902,297
Intangible assets, net	1,350,597	1,673,917
Other assets, net	115,203	126,497
Total assets	$14,699,924	$17,134,603
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$392,868	$638,728
Book overdraft	16,721	15,645
Deferred revenue	273,720	325,002
Accrued liabilities	442,596	431,247
Current portion of operating lease liabilities	38,017	35,170
Current portion of contingent consideration	62,804	60,092
Current portion of long-term debt and notes payable	6,020	6,759
Total current liabilities	1,232,746	1,512,643

Long-term portion of debt and notes payable	5,040,500	6,890,149
Long-term portion of operating lease liabilities	129,628	165,462
Long-term portion of contingent consideration	31,504	21,323
Deferred income taxes	850,921	1,013,742
Other long-term liabilities	421,080	417,640
Total liabilities	7,706,379	10,020,959
Commitments and contingencies
Equity:
Common shares: 260,283,158 shares issued and 260,212,496 shares outstanding at December 31, 2021; 257,211,175 shares issued and 257,145,716 shares outstanding at December 31, 2022	3,693,027	3,271,958
Additional paid-in capital	199,482	244,076
Accumulated other comprehensive income (loss)	39,584	(56,830)
Treasury shares: 70,662 and 65,459 shares at December 31, 2021 and 2022, respectively	-	-
Retained earnings	3,056,845	3,649,494
Total Waste Connections’ equity	6,988,938	7,108,698
Noncontrolling interest in subsidiaries	4,607	4,946
Total equity	6,993,545	7,113,644
Total liabilities and equity	$14,699,924	$17,134,603

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

Twelve months ended december 31, 2021 and 2022

(Unaudited)

(in thousands of U.S. dollars)

	Twelve months ended December 31,
	2021	2022
Cash flows from operating activities:
Net income	$618,489	$836,001
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	27,727	9,519
Depreciation	673,730	763,285
Amortization of intangibles	139,279	155,675
Loss on early extinguishment of debt	115,288	-
Deferred income taxes, net of acquisitions	14,563	93,481
Current period provision for expected credit losses	9,719	17,353
Amortization of debt issuance costs	5,055	5,454
Share-based compensation	58,221	63,485
Interest accretion	15,970	17,668
Payment of contingent consideration recorded in earnings	(520)	(2,982)
Adjustments to contingent consideration	2,954	(1,030)
Other	(1,260)	(8,217)
Net change in operating assets and liabilities, net of acquisitions	19,014	72,800
Net cash provided by operating activities	1,698,229	2,022,492

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(960,449)	(2,206,901)
Capital expenditures for property and equipment	(744,315)	(912,677)
Investment in noncontrolling interests	(25,000)	-
Proceeds from disposal of assets	42,768	30,676
Other	(6,486)	1,731
Net cash used in investing activities	(1,693,482)	(3,087,171)

Cash flows from financing activities:
Proceeds from long-term debt	2,112,193	4,816,146
Principal payments on notes payable and long-term debt	(1,893,100)	(3,073,985)
Premiums paid on early extinguishment of debt	(110,617)	-
Payment of contingent consideration recorded at acquisition date	(12,934)	(16,911)
Change in book overdraft	(367)	(1,076)
Payments for repurchase of common shares	(338,993)	(424,999)
Payments for cash dividends	(220,203)	(243,013)
Tax withholdings related to net share settlements of equity-based compensation	(18,606)	(18,358)
Debt issuance costs	(18,521)	(13,271)
Proceeds from issuance of shares under employee share purchase plan	1,222	3,270
Proceeds from sale of common shares held in trust	430	660
Net cash provided by (used in) financing activities	(499,496)	1,028,463

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(25)	(2,035)

Net decrease in cash, cash equivalents and restricted cash	(494,774)	(38,251)
Cash, cash equivalents and restricted cash at beginning of year	714,389	219,615
Cash, cash equivalents and restricted cash at end of year	$219,615	$181,364

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three and twelve month periods ended December 31, 2022:

	Three months ended December 31, 2022	Twelve months ended December 31, 2022
Core Price	9.0%	7.7%
Surcharges	1.6%	1.5%
Volume	(2.5%)	(1.1%)
Recycling	(2.9%)	(0.7%)
Foreign Exchange Impact	(0.9%)	(0.5%)
Total	4.3%	6.9%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended December 31, 2021 and 2022:

	Three months ended December 31, 2021
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,169,428	$(2,780)	$1,166,648	71.8%
Solid Waste Disposal and Transfer	533,122	(216,957)	316,165	19.5%
Solid Waste Recycling	75,317	(5,646)	69,671	4.3%
E&P Waste Treatment, Recovery and Disposal	37,570	(3,244)	34,326	2.1%
Intermodal and Other	39,592	(2,083)	37,509	2.3%
Total	$1,855,029	$(230,710)	$1,624,319	100.0%

	Three months ended December 31, 2022
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,385,682	$(6,093)	$1,379,589	73.8%
Solid Waste Disposal and Transfer	619,176	(254,381)	364,795	19.5%
Solid Waste Recycling	26,031	(496)	25,535	1.4%
E&P Waste Treatment, Recovery and Disposal	55,857	(3,296)	52,561	2.8%
Intermodal and Other	48,865	(2,043)	46,822	2.5%
Total	$2,135,611	$(266,309)	$1,869,302	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three and twelve month periods ended December 31, 2021 and 2022:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2022	2021	2022
Acquisitions, net	$79,363	$149,994	$215,398	$552,001

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and twelve month periods ended December 31, 2021 and 2022:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2022	2021	2022
Cash Interest Paid	$36,839	$58,883	$157,485	$177,424
Cash Taxes Paid	56,094	46,556	146,198	100,156

Debt to Book Capitalization as of December 31, 2022: 49%

Internalization for the three months ended December 31, 2022: 54%

Days Sales Outstanding for the three months ended December 31, 2022: 41 (25 net of deferred revenue)

Share Information for the three months ended December 31, 2022:

Basic shares outstanding	257,219,843
Dilutive effect of equity-based awards	754,906
Diluted shares outstanding	257,974,749

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus loss on early extinguishment of debt.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended December 31,		Twelve months ended December 31,
	2021	2022	2021	2022
Net income attributable to Waste Connections	$166,310	$194,352	$618,047	$835,662
Plus/(Less): Net income (loss) attributable to noncontrolling interests	117	(51)	442	339
Plus: Income tax provision	45,675	57,063	152,253	212,962
Plus: Interest expense	38,625	64,766	162,796	202,331
Less: Interest income	(573)	(3,376)	(2,916)	(5,950)
Plus: Depreciation and amortization	214,184	242,830	813,009	918,960
Plus: Closure and post-closure accretion	3,579	4,105	14,497	16,253
Plus/(Less): Impairments and other operating items	22,497	(1,237)	32,316	18,230
Less: Other income, net	(833)	(781)	(6,285)	(3,154)
Plus: Loss on early extinguishment of debt	-	-	115,288	-
Adjustments:
Plus: Transaction-related expenses(a)	5,098	6,239	11,318	24,933
Plus/(Less): Fair value changes to equity awards(b)	755	(263)	8,393	86
Adjusted EBITDA	$495,434	$563,647	$1,919,158	$2,220,652

As % of revenues	30.5%	30.2%	31.2%	30.8%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and distributions to noncontrolling interests.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Twelve months ended December 31,
	2021	2022
Net cash provided by operating activities	$1,698,229	$2,022,492
Less: Change in book overdraft	(367)	(1,076)
Plus: Proceeds from disposal of assets	42,768	30,676
Less: Capital expenditures for property and equipment	(744,315)	(912,677)
Adjustments:
Payment of contingent consideration recorded in earnings(a)	520	2,982
Cash received for divestitures(b)	(17,118)	(5,671)
Transaction-related expenses(c)	30,771	30,825
Pre-existing Progressive Waste share-based grants(d)	397	286
Tax effect(e)	(1,287)	(2,993)
Adjusted free cash flow	$1,009,598	$1,164,844

As % of revenues	16.4%	16.2%

___________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of certain operations.
(c)	Reflects the addback of acquisition-related transaction costs and the settlement of an acquired tax liability.
(d)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(e)	The aggregate tax effect of footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended December 31,		Twelve months ended December 31,
	2021	2022	2021	2022
Reported net income attributable to Waste Connections	$166,310	$194,352	$618,047	$835,662
Adjustments:
Amortization of intangibles(a)	39,042	41,719	139,279	155,675
Impairments and other operating items(b)	22,497	(1,237)	32,316	18,230
Transaction-related expenses(c)	5,098	6,239	11,318	24,933
Fair value changes to equity awards(d)	755	(263)	8,393	86
Loss on early extinguishment of debt(e)	-	-	115,288	-
Tax effect(f)	(16,574)	(11,053)	(78,041)	(49,312)
Adjusted net income attributable to Waste Connections	$217,128	$229,757	$846,600	$985,274
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.64	$0.75	$2.36	$3.24
Adjusted net income	$0.83	$0.89	$3.23	$3.82

____________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects adjustments for impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	Reflects the make-whole premium and related fees associated with the early termination of $1.5 billion in senior notes.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

2023 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	2023 Outlook

	Estimates	Observation
Net income attributable to Waste Connections	$961,000
Plus: Net income attributable to noncontrolling interests	1,000
Plus: Income tax provision	271,000	Approximate 22.0% effective rate
Plus: Interest expense, net	255,000
Plus: Depreciation and Depletion	842,000	Approximately 10.5% of revenue
Plus: Amortization	153,000
Plus: Closure and post-closure accretion	17,000
Adjusted EBITDA	$2,500,000	Approximately 31.1% of revenue

Reconciliation of Adjusted Free Cash Flow:

2023 Outlook Estimates
Net cash provided by operating activities	$2,120,000
Less: Capital expenditures, net(a)	(895,000)
Adjusted free cash flow	$1,225,000

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(a)Reflects proceeds from disposal of assets estimated at $30 million; capital expenditures of $925 million includes $50 million in delayed fleet deliveries from the prior year.